                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



             Current Report Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                 October 2, 2000

             -------------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           INTERNATIONAL PAPER COMPANY
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



New York                         1-3157                     13-0872805
---------------               ------------                ----------------------
(State of                     (Commission                 (IRS Employer
Incorporation)                 File)                      Identification Number)





                   Two Manhattanville Road, Purchase, NY 10577
                   -------------------------------------------
                    (Address of Principal executive offices)


                                  914-397-1500
                                 ---------------
                                 (Telephone No.)


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

            N/A

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS


ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

            N/A

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            N/A

ITEM 5.     OTHER EVENTS

            International Paper has reached a definitive agreement to sell its Masonite businesses to Premdor Inc. of Toronto, Canada for approximately $523 million, subject to certain adjustments at closing. The transaction is subject to normal closing conditions including U.S. regulatory approval.

            International Paper also announced that it expects to realize approximately $640 million from the sale of its 68% interest in Bush Boake Allen, which it acquired in connection with the merger with Union Camp Corporation last year.

            International Paper has announced efforts to divest its Fine Papers, Flexible Packaging, Decorative Products, Chemical Cellulose and Petroleum & Minerals businesses as well as the Company's interest in Zanders Feinpapiere AG of Germany. The Company also intends to sell the Champion Premium Papers Business and nearly 300,000 acres of Champion-owned timberland in the State of Washington.


ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

            N/A

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements:


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            N/A

            (b)   Pro Forma Financial Information:

            N/A

            (c)    Exhibits

                   (99.1) Press release issued by International Paper dated
            October 2, 2000, announcing its plans to sell its Masonite businesses and describing its plans to sell other assets and to divest businesses in accordance with its long-term strategy.

ITEM 8.     CHANGES IN FISCAL YEAR

            N/A

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    INTERNATIONAL PAPER COMPANY
                                    (Registrant)



Date:   October 4, 2000             /s/ CAROL M. SAMALIN
        Purchase, NY                --------------------------------------
                                    Carol M. Samalin
                                    Assistant Secretary